Exhibit 3.3
TIME WARNER INC.
CERTIFICATE OF ELIMINATION
                    TIME WARNER INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (formerly named AOL Time Warner Inc.) (the “Corporation”),
          DOES HEREBY CERTIFY:
                    FIRST: That at a meeting of the Board of Directors of the Corporation on July 26, 2007, the following resolutions were duly adopted authorizing the elimination of the Series LMCN-V Common Stock:
          WHEREAS, there are no issued and outstanding shares of the Corporation’s Series LMCN-V Common Stock because all previously issued shares either have been converted into shares of the Corporation’s Common Stock or have been cancelled following their being tendered to the Corporation in an exchange for shares of a subsidiary of the Corporation in May 2007;
          WHEREAS, there is no longer any requirement or other need to maintain the Series LMCN-V Common Stock;
          RESOLVED, that no shares of the Corporation’s LMCN-V Common Stock remain issued and outstanding and no additional shares will be issued;
          RESOLVED, that the Certificate of Elimination, in the form presented to the Board, relating to the Corporation’s Series LMCN-V Common Stock be and hereby is approved;
          RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to execute and acknowledge such Certificate of Elimination on behalf of the Corporation and under its corporate seal, if required, and file such Certificate with the Secretary of State of the State of Delaware;
                    SECOND: That in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Corporation’s Restated Certificate of Incorporation, as amended, is hereby further amended to eliminate all matters set forth in the Series LMCN-V Common Stock.
                    THIRD: This Certificate of Elimination shall be effective at 9:00 a.m. on July 27, 2007.

                    IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer on this 26th day of July, 2007.

TIME WARNER INC.
/s/ Brenda C. Karickhoff
Name:	Brenda C. Karickhoff
Title:	Senior Vice President and Deputy General Counsel

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